Exhibit 10(w)

GENERIC FORM OF AMENDMENT TO

EXECUTIVE RETENTION EMPLOYMENT AGREEMENT

The Executive Retention Employment Agreement, dated as of ______________, 2002 (the "Agreement") between FPL Group, Inc., a Florida corporation (the "Company") and ___________________ (the "Executive"), is hereby amended as set forth below, effective as of February _____, 2005.

1.  Sections 2(a)(3) and 2(a)(4) are amended to read in their entirety as follows:

(3)  Consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a "Business Combination") of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which:

(i)  the Outstanding Company Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any ultimate parent thereof) more than 55% of the outstanding common stock and of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting or surviving entity (or any ultimate parent thereof); or

(ii)  less than a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the "New Board") consists of individuals ("Continuing Directors") who were members of the Incumbent Board (as defined in subparagraph (2) above) immediately prior to consummation of such Business Combination (excluding from Continuing Directors for this purpose, however, any individual whose election or appointment to the Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement with the Company or any subsidiary of the Company providing for such Business Combination); or

(4)  Consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or (ii) shareholder approval of a complete liquidation or dissolution of the Company.

2.  Except as amended herein, the Agreement shall remain in full force and effect.

FPL GROUP, INC.

By

EXECUTIVE

[Executive's Name]